UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 14, 2009



                          INTERPLAY ENTERTAINMENT CORP.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




           DELAWARE                   0-24363                     33-0102707
----------------------------       ------------              -------------------
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             file number)              Identification No.)



             100 N. CRESCENT DRIVE, BEVERLY HILLS, CALIFORNIA 90210
          -------------------------------------------------------------
                    (Address of principal executive offices)


      (Registrant's telephone number, including area code): (310) 432-1958


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))


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Item 8.01         OTHER EVENTS


On September 8, 2009 Bethesda Softworks LLC ("Bethesda") filed a Complaint for Declaratory Judgment, Preliminary Injunction and Other Relief against Interplay Entertainment Corp. ("Interplay"). The complaint was filed with the United States District Court for the District of Maryland.

Bethesda seeks to cancel the trademark license agreement that Bethesda and Interplay entered into on April 4, 2007, which conditionally allows Interplay to use the FALLOUT(R) brand in conjunction with its currently-in-production massively multiplayer online game. Bethesda claims that Interplay breached the trademark license agreement because it allegedly failed to commence full scale development and satisfy a funding requirement within a specified time frame. Bethesda also seeks to terminate Interplay's rights with respect to the previously released FALLOUT(R), FALLOUT(R) 2, and FALLOUT(R) Tactics games. Interplay adamantly disputes these claims. Although the potential damages are currently unknown, if Bethesda ultimately prevails, Bethesda could obtain damages and cancel the trademark license agreement, Interplay could lose its license to use the FALLOUT(R) brand with respect to its massively multiplayer online game and/or its license to distribute the back catalog FALLOUT(R) titles.

Interplay has retained The Gersh Law Firm to defend its rights and to redress damages caused by Bethesda.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   INTERPLAY ENTERTAINMENT CORPORATION
                                              (Registrant)



DATE:  September 14, 2009          By   /S/ HERVE CAEN
                                        ----------------------------------------
                                        Herve Caen
                                        Chief Executive Officer and Interim
                                        Chief Financial Officer


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